UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  December 2, 2009

Pioneer Power Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-155375	26-3387077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 26th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (212) 867-0700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

PIONEER POWER SOLUTIONS, INC.

Item  2.01       Completion of Acquisition or Disposition of Assets

On November 30, 2009 Sierra Concepts, Inc. (“Sierra”), a Nevada corporation, was merged with and into Pioneer Power Solutions, Inc., a Delaware corporation (“Pioneer Power”), for the purpose of changing its state of incorporation to Delaware from Nevada and changing its name, in each case pursuant to a Certificate of Ownership and Merger and Articles of Merger, each dated November 30, 2009 and approved by stockholders on November 30, 2009.

Share Exchange

The Share Exchange.  On December 2, 2009, Pioneer Power entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among Pioneer Power, Pioneer Transformers Ltd., a company incorporated under the Canada Business Corporations Act (“Pioneer Transformers”), and Provident Pioneer Partners, L.P., a Delaware limited partnership and the holder of all of the outstanding capital stock of Pioneer Transformers  (the “PT Shareholder”). Pursuant to the Exchange Agreement, on December 2, 2009, the PT Shareholder transferred all of the issued and outstanding capital stock of Pioneer Transformers to Pioneer Power in exchange for (i) 22,800,000 newly issued shares of common stock of Pioneer Power, resulting in Pioneer Transformers becoming a wholly owned subsidiary of Pioneer Power, and (ii) a five-year warrant to purchase up to 1,000,000 shares of common stock of Pioneer Power at an exercise price of $3.25 per share (the “$3.25 Warrant”).

Pursuant to the terms and conditions of the Exchange Agreement:

●
At the closing of the share exchange contemplated by the Exchange Agreement (the “Share Exchange”), the PT Shareholder transferred 750,000 common shares of Pioneer Transformers (which represented all of Pioneer Transformers’ issued and outstanding capital stock immediately prior to the closing of the Share Exchange) to Pioneer Power in exchange for (i) 22,800,000 shares of Pioneer Power’s common stock and (ii) the $3.25 Warrant.

●
In connection with the closing of the Share Exchange, Pioneer Power sold 5,000,000 shares of its common stock at a purchase price of $1.00 per share in a private placement to accredited investors, resulting in aggregate gross proceeds of $5,000,000 (the “Private Placement”). Pioneer Power intends to use the proceeds from the Private Placement for the repayment of indebtedness, expansion of Pioneer Transformers’ plant in Quebec, Canada, potential acquisitions and general corporate purposes.  Pioneer Power has agreed to use its best efforts to file a registration statement in order to register the resale of these shares within 60 days following the closing date of the Private Placement and to cause such registration statement to be declared effective within 180 days following the closing date of the Private Placement. Pioneer Power has further agreed to pay the investors in the Private Placement liquidated damages in the event that Pioneer Power fails to meet either of these deadlines, subject to certain exemptions.

●
Upon the closing of the Share Exchange, David Davis resigned as the sole officer and director of Pioneer Power, and simultaneously with the Share Exchange a new board of directors and new officers were appointed for Pioneer Power. Pioneer Power’s new board of directors consists of Nathan J. Mazurek, previously a director of Pioneer Transformers, Yossi Cohn, David Tesler, David J. Landes and Jonathan Tulkoff. In addition, immediately following the Share Exchange, Pioneer Power appointed Nathan J. Mazurek as its chief executive officer, president, chairman of the board, chief financial officer, secretary and treasurer.

●
Immediately following the closing of the Share Exchange and the Private Placement, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), Pioneer Power transferred all of its pre-Share Exchange assets and liabilities to its wholly owned subsidiary, Sierra Concepts Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), Pioneer Power transferred all of the outstanding capital stock of SplitCo to David Davis in exchange for certain indemnifications, waivers and releases, along with the cancellation of an aggregate of 7,200,000 shares of Pioneer Power’s common stock (the “Split-Off”), leaving 1,200,000 shares of common stock outstanding held by persons who were stockholders of Pioneer Power prior to the Share Exchange.

The foregoing description of the Share Exchange and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Exchange Agreement, which is filed as Exhibit 2.1 hereto, (ii) the Conveyance Agreement, which is filed as Exhibit 10.11 hereto, and (iii) the Stock Purchase Agreement, which is filed as Exhibit 10.12 hereto, each of which is incorporated herein by reference.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Securities Purchase Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Neither Pioneer Transformers nor Pioneer Power had any options or warrants to purchase shares of its capital stock outstanding immediately prior to the closing of the Share Exchange. Pioneer Power has adopted, and its stockholders have approved, an equity incentive plan and reserved 1,600,000 shares of its common stock for issuance as incentive awards to officers, directors, employees, consultants and other qualified persons. In addition, at the close of the Share Exchange, Pioneer Power sold a five-year warrant to purchase up to an aggregate of 1,000,000 shares of common stock of Pioneer Power at an exercise price of $2.00 per share for aggregate gross proceeds of $10,000 (the “$2.00 Warrant”).

Following (i) the closing of the Share Exchange, (ii) the closing of the Private Placement for $5,000,000 and (iii) the cancellation of 7,200,000 shares in the Split-Off, there were 29,000,000 shares of common stock issued and outstanding.  Approximately 79% of such issued and outstanding shares were held by the PT Shareholder and approximately 17% were held by the investors in the Private Placement. The foregoing percentages exclude the $2.00 Warrant, the $3.25 Warrant and 1,600,000 shares of common stock reserved for issuance under Pioneer Power’s equity incentive plan.

The shares of Pioneer Power’s common stock issued to the PT Shareholder in connection with the Share Exchange, the shares of common stock issued to the investors in the Private Placement, the $3.25 Warrant and the $2.00 Warrant were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes to the Business.  Pioneer Power intends to carry on Pioneer Transformers’ business as its sole line of business.  Pioneer Power has relocated its executive offices to 9 West 57th Street, 26th Floor, New York, New York 10019 and its telephone number is (212) 867-0700.

Changes to the Board of Directors and Executive Officers.  Upon the closing of the Share Exchange, the size of Pioneer Power’s board of directors was increased from one director to five directors,  David Davis resigned as the sole officer and director of Pioneer Power and Nathan J. Mazurek, Yossi Cohn, David Tesler, David J. Landes and Jonathan Tulkoff were appointed to Pioneer Power’s board of directors.  Following the Share Exchange, Nathan J. Mazurek was appointed as Pioneer Power’s chief executive officer, president, chairman of the board, chief financial officer, treasurer and secretary.

All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment.  The Share Exchange is being accounted for as a recapitalization.  Pioneer Transformers is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the financial statements herein are those of Pioneer Transformers and will be recorded at the historical cost basis of Pioneer Transformers.

Tax Treatment.  The Share Exchange is intended to constitute a tax-deferred exchange of property governed by Section 351 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code. Any gain required to be recognized will be subject to regular individual or corporate federal income taxes, as the case may be.

Description of Our Company

Sierra was incorporated on September 16, 2008 in the State of Nevada for the purpose of providing individuals with financial counseling services through the Internet. On November 30, 2009, Sierra merged with and into Pioneer Power solely for the purpose of reincorporating in the State of Delaware and changing its name to “Pioneer Power Solutions, Inc.”  Immediately following the Share Exchange, the assets and liabilities of Pioneer Power that existed prior to the Share Exchange were disposed of pursuant to the Split-Off. In addition, following the Share Exchange, Pioneer Power succeeded to the business of Pioneer Transformers as its sole line of business.

Pioneer Transformers was incorporated in 1995 under the Canadian Business Corporations Act as a result of the acquisition of the business from a subsidiary of Schneider Electric S.A.  Pioneer Transformers has one wholly-owned subsidiary, Barnard Granby Realty, Inc (“Granby Realty”).

Description of Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Pioneer Transformers, and for periods subsequent to the closing of the Share Exchange refer to Pioneer Power and its direct and indirect subsidiaries (including Pioneer Transformers and Granby Realty).

Overview

We are a leading North American designer, manufacturer and marketer of liquid-filled electric power, distribution and specialty transformers. We have been in the transformer business for over 50 years and distinguish ourselves by manufacturing a wide range of customized, engineered-to-order equipment for our customers. We serve Canadian and U.S. clients in a variety of industries with particular emphasis on the electric utility, industrial and commercial construction markets.

An electric transformer is used to reduce or increase the voltage of electricity traveling through a wire. This is accomplished by transferring electric energy from one coil or winding to another coil through electromagnetic induction. Electric power plants use generator transformers to "step-up," or increase, voltage that is transferred through power lines in order to transmit the electricity more efficiently and over long distances. When the high voltage electricity reaches a community, a "step-down" transformer reduces its voltage. A distribution transformer makes a final step-down in voltage by diminishing the force of the electricity to a level usable in homes and businesses. Some electrical devices, such as doorbells and small appliances, use additional step-down transformers to decrease voltage even further.

Transformers are integral to any electrical transmission and distribution (“T&D”) system. Electric utilities use transformers for the construction and maintenance of their power networks, industrial firms use transformers to supply factories with electricity and to distribute power to production machinery and the construction industry uses transformers to connect new homes and buildings to the electricity grid.

The Industry

Demand for our electrical power and distribution transformers results primarily from spending by electric utilities for replacements, expansions and efficiency improvements. Demand is also sensitive to overall economic conditions, particularly with respect to the level of industrial production and investment in commercial and residential construction. Other market factors include voltage conversion, voltage unit upgrades, electrical equipment failures, higher energy costs and stricter environmental regulations.

According to The Freedonia Group, a market research firm, U.S. demand for electrical T&D equipment, which includes switchgear, transformers, pole/line hardware and meters, was $20.8 billion in 2008. Of this amount, approximately 38%, or $7.9 billion, was comprised of demand for transformers. Together with Canadian demand for transformers, we believe that the North American market currently exceeds $8.5 billion annually. The value of transformer shipments in the U.S. has grown 10.6% per annum since 2003 due to capital spending increases by utilities and due to recent price increases of key material inputs such as steel and copper. Assuming more stable prices, The Freedonia Group expects transformer demand to increase 2.3% annually through 2013, accelerating to 3.4% per annum thereafter through 2018.

This prediction of accelerating growth is consistent with the need to upgrade the U.S. power grid and is supported by regulatory initiatives intended to improve system stability and promote growth in electric power generation by independent producers and in renewable energy sources such as wind power. For example, according to The Brattle Group, a consulting firm, 70% of all power transformers are currently over 25 years old. Including other major equipment components of the U.S. power grid also operating at, close to or past their planned service lives, The Brattle Group estimates $1.5 trillion of capital investment will be required in the U.S. electrical infrastructure by 2030 in order to meet growing demand and targets for efficiency, emissions and renewable sources. A majority of these expenditures, or approximately $900 billion, is expected by The Battle Group to be for T&D equipment, with the remainder being spent on increasing generation capacity.

The transformer market is very fragmented due to the range of sizes, voltages and technological standards required by different categories of end-users. This diversity of manufacturers also reflects the fact that many orders are custom-engineered and tend to be very time-sensitive since other critical work is frequently being coordinated around the customer’s transformer installation. As a result of these and other factors, the vast majority of North American demand for transformers is satisfied from producers in the U.S. and Canada. According to the U.S. Census Bureau, there are over 250 transformer manufacturers in the U.S. and at least 50 that manufacture larger power and distribution transformers such as those produced by us.

Products

We design, develop, manufacture and sell a wide range of liquid-filled electrical power and distribution transformers. Power transformers are designed for utility and industrial customers to be installed in substations or commercial electric power centers for apartment complexes, shopping centers, factories and other high load users of electrical power. Distribution transformers are used to step-down high voltage electrical transmissions to usable levels (typically to 120 or 240 volts) for use in homes, offices and factories. Distribution transformers may be mounted on utility poles, or increasingly, they are placed at ground level on a concrete pad or in underground vaults.

Our transformer products are manufactured in electrical power ranges from 25 kVA (kilovolt amperes) to 10 MVA (megavolt amperes) and at up to 44 kV (kilovolts) in voltage. In recent years, we have focused primarily on the small power market, generally considered to include transformers between 1 MVA and 10 MVA, as well as on specialty transformers such as network and other highly-engineered models. We sell our products to electrical utilities, independent power providers, electrical co-ops, industrial companies, commercial users and to electric equipment wholesalers. Our primary product categories are as follows:

Transformer Type	Range of Sizes	Applications

Small Power	300 kVA to 10 MVA	Power conversion for the utility and industrial/commercial market, typically found in substations

Network	300 kVA to 3.75 MVA	Subway and vault-type transformers designed to withstand harsh environments and typically used by utilities and municipal power authorities to ensure reliability of service

Pad-Mount	75 kVA to 10 MVA	Distribution transformers commonly used in underground power or distribution systems

Unitized Pad-Mount	Up to 5 MVA	Combines pad-mounts with other equipment in a product that can be substituted for conventional unit substations at apartment complexes, shopping centers, hospitals and similar commercial facilities

Mini-Pad	25 kVA to 167 kVA	Single phase, low profile pad-mounted distribution transformers for residential and underground distribution

Platform-Mount	250 kVA to 2.5 MVA	Single phase units from 250 kVA to 1,000 kVA, also supplied for substation installation up to 2,500 kVA

The transformers we manufacture are typically shell-type, composed of steel cores surrounding wound coils and mounted inside tanks made of hot rolled steel that are filled under vacuum with oil or another liquid with similar cooling and/or dielectric properties such as silicone or FR3. We manufacture the cores from non-aging, grain-oriented silicon steel strip. Stresses which develop in cutting and forming the core are relieved by batch annealing in our nitrogen atmosphere ovens. We wind the coils on thermally upgraded heavy board forms to provide high mechanical strength and basic insulation to ground. Layer insulation consists of adhesive coated thermally upgraded paper of several different thicknesses. Our core/coil/frame mounting system is designed to assure a relatively stress free assembly resulting in consistently low core loss (i.e., high efficiency) and low sound level.  Many of our products adhere to standards developed by Underwriters Laboratories Inc., the American National Standards Institute and the Canadian Standards Association.

Business Strategy

The foundation of our strategy is to build upon the core strengths that we believe have led to our growth and increasing profitability in recent years -- our engineering and manufacturing capabilities, our product quality and our highly flexible, individualized and responsive standards for customer service. The combination of these strengths enables us to consistently deliver high volumes of custom-engineered transformers. Our strategy is to continually seek ways to broaden our capabilities to serve our customers more completely and directly, an approach we believe will maximize our market penetration, increase our revenues more profitably and we hope will create barriers to entry for our competitors.

We intend to expand rapidly over the next several years by adhering to this strategy in the execution of our internal growth and acquisition plans.

Internal Growth

We intend to build our revenue and profit margins at rates exceeding industry norms primarily by continuing our sales and product mix migration towards more highly-engineered, value-added products. We intend to accomplish this goal by emphasizing the sale of more power, network and subsurface transformers to new and existing utility customers, particularly in the U.S. To increase our manufacturing capacity for these products, which are among the largest we produce, in September 2009 we commenced a significant plant expansion. This expansion will alleviate production scheduling conflicts and increase utilization of our existing floor space, while establishing the potential to produce still larger, more high-powered transformers in the future.

Acquisitions

We will pursue opportunities to acquire businesses that increase our market share in transformers or expand our geographic reach. We will also consider acquiring manufacturers of other highly engineered and customized ancillary or complementary products that will further our penetration of markets and customers served. We favor candidates that have competencies and business characteristics similar to our own, and those that we expect will benefit from some of the major trends affecting our industry.

China Expansion

Our management team places a high priority on entering the Chinese market for T&D equipment, either by way of a plant or company acquisition. According to The Freedonia Group, the 2008 market for T&D equipment in China was ¥179.1 billion ($25.8 billion), of which ¥53.2 billion ($7.7 billion) was for transformers, a market segment that is expected to grow 10.5% annually through 2013. Based on reports by the China National Transformer Association and on our management’s own knowledge and experience with respect to doing doing business in China, we believe the Chinese market is far more fragmented than the North American market and that there are many potential candidates for a business combination that would benefit from our experience and access to the U.S. public capital markets.

Customers

We sell our products principally to Canadian customers, who presently account for more than 80% of our sales. Our customers include a majority of Canada’s electrical utilities, several U.S. utilities and municipal power systems, large industrial companies, engineering and construction firms and a number of electrical distributors. During the past five years approximately 70% of our sales have been to utilities, with the remainder being sold primarily to industrial companies and electrical distributors.

Approximately 26% and 40% of our sales in 2008 and during the first nine months of 2009, respectively, were made to Hydro-Quebec Utility Company, a government-owned utility in the Province of Quebec, Canada ("Hydro-Quebec"). The majority of our sales to Hydro-Quebec are made pursuant to a long-term contract which expires in 2010. Hydro-Quebec has been a customer of Pioneer and its predecessors for approximately 40 years, over which time we have been party to consecutive long-term contracts for an uninterrupted period spanning several decades. We believe the status of our business relationship with Hydro-Quebec to be good. For the first nine months of 2009, no other customer accounted for 10% or more of our sales. Aside from Hydro-Quebec, we do not believe that the loss of any specific customer would have a material adverse effect on our business.

Competition

We experience competition from a large number of transformer manufacturers. The number and size of our competitors varies considerably by product line, with many of our competitors tending to be small, highly specialized or focused on a certain geographic market area or customer. However, several of our competitors have substantially greater financial and technical resources than us, including some of the world's largest electrical products companies such as ABB Ltd., Cooper Industries plc, General Electric Company, Groupe Schneider and Siemens AG.

We believe that we compete primarily on the basis of product quality, product innovation, service and price. We have established a niche in the manufacture and design of small power and distribution electrical transformers and, in particular, custom transformers requiring specialized and complex applications. As a result of our long-time presence in the industry, we possess a number of special transformer designs that we have engineered and developed specifically for our customers. We believe these designs give us a competitive advantage and that they are a major contributor to our high frequency of repeat customer orders; repeat customers typically account for over 75% of our sales from year to year.

Raw Materials and Suppliers

The principal raw materials purchased by us are core steel, copper wire, aluminum strip and insulating materials including transformer oil. We also purchase certain electrical components from a variety of suppliers including bushings, switches, fuses and protectors. These raw materials and components are available from and supplied by numerous sources at competitive prices, although there are more limited sources of supply for electrical core steel and transformer oil. Unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect our profitability. We anticipate no significant difficulty fulfilling our raw material purchase requirements and have not experienced any such difficulty in the past several years.  Our largest suppliers include Cogent Power, Inc., Itochu Corporation and Rea Magnet Wire Company.

Marketing, Sales and Distribution

A substantial portion of the transformers manufactured by us are sold to customers by our direct sales force of full-time sales personnel operating either from our two offices in Canada or our office in the U.S.  Our products are also sold through our network of independent sales agents throughout North America.  Our direct sales force markets to end users and to third parties, such as engineering firms, that prescribe the specifications and parameters that control the applications of our products.

Facilities

We have one manufacturing facility located in Granby, Quebec, Canada, which was built in 1962 and consists of approximately 38,000 square feet.  The facility sits on approximately 25 acres in the town of Granby which is located approximately 40 miles east of Montreal. We own both the facility and the land through Granby Realty. We believe the facility has been well maintained and is in proper condition necessary to operate at current levels.  Our primary lender has a senior secured mortgage on the facility and the land in order to secure up to $9.3 million of indebtedness that we have the right to draw down upon under our existing line of credit.

We lease office space for our engineering and marketing office in Mississauga near Toronto, Ontario, Canada.  Our monthly rent is $3,065 and the lease expires in 2011.  We also pay $6,500 per month for use of office space for our executive management and sales office in New York City.

Sales Backlog

Backlog reflects the amount of revenue we expect to realize upon the shipment of customer orders for products that are not yet complete or for which work has not yet begun.  Our sales backlog as of September 30, 2009 was approximately $21.0 million, as compared to $22.8 million at September 30, 2008. We anticipate that approximately half of our current backlog will be delivered during the remainder of 2009. Orders included in our sales backlog are represented by customer purchase orders and contracts that we believe to be firm.

Employees

At September 30, 2009, we had 61 employees consisting of 22 salaried staff and 39 hourly workers.  We had no part-time employees.  Our hourly employees, all located at our plant in Granby, are covered by a collective bargaining agreement with the United Steel Workers of America Local 5653 that expires in May 2010. We consider our relationship with our employees to be good.

Environmental

We are subject to numerous environmental laws and regulations concerning, among other areas, air emissions, discharges into waterways and the generation, handling, storing, transportation, treatment and disposal of waste materials. These laws and regulations are constantly changing and it is impossible to predict with accuracy the effect they may have on us in the future. Like many other industrial enterprises, our manufacturing operations entail the risk of noncompliance, which may result in fines, penalties and remediation costs, and there can be no assurance that such costs will be insignificant. To our knowledge, we are in substantial compliance with all federal, state, provincial and local environmental protection provisions, and believe that the future cost of fines, penalties and remediation protection provisions, if any, should not have a material adverse effect on our capital expenditures, earnings or competitive position. However, legal and regulatory requirements in these areas have been increasing and there can be no assurance that significant costs and liabilities will not be incurred in the future due to regulatory noncompliance.

Legal Proceedings

There are currently no pending legal proceedings and, as far as we are aware, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and other written reports made from time to time by us that are not historical facts constitute so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. Forward-looking statements are likely to address our growth strategy, financial results and product and development programs, among other things. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report.  See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

On December 2, 2009, we completed a share exchange, pursuant to which we acquired all of the capital stock of Pioneer Transformers and Pioneer Transformers became our wholly owned subsidiary.  In connection with this share exchange, we discontinued our former business and succeeded to the business of Pioneer Transformers as our sole line of business.  The share exchange is being accounted for as a recapitalization.  Pioneer Transformers is the acquirer for accounting purposes and Pioneer Power is the acquired company.  Accordingly, Pioneer Transformers’ historical financial statements for periods prior to the acquisition have become those of the registrant (Pioneer Power) retroactively restated for, and giving effect to, the number of shares received in the share exchange.  The accumulated earnings of Pioneer Transformers were also carried forward after the acquisition. Operations reported for periods prior to the share exchange are those of Pioneer Transformers.

Overview

We manufacture, design, develop, sell and distribute liquid-filled power, distribution and specialty electric transformers for the utility, industrial and commercial markets.

In connection with the closing of the Share Exchange, we elected to report our financial results in U.S. dollars. Accordingly, all comparative financial information contained in this discussion has been recast from  Canadian dollars to U.S. dollars. We also elected to report our financial results in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”) to improve the comparability of our financial information with our peer companies.

Although we have elected to report our results in accordance with U.S. GAAP and in U.S. dollars, our primary operating subsidiary, Pioneer Transformers, is a Canadian entity and our functional currency is the Canadian dollar. Our financial position, results of operations, cash flows and equity are initially consolidated in Canadian dollars. Our assets and liabilities are then translated from Canadian dollars to U.S. dollars by applying the foreign currency exchange rate in effect at the balance sheet date, while the results of our operations and cash flows are translated to U.S. dollars by applying the average foreign currency exchange rate in effect during the reporting period. The resulting translation adjustments are included in other comprehensive income or loss.

Critical Accounting Policies

      Use of Estimates.  The preparation of financial statements in accordance U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and our judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include pension expense, inventory provisions, useful lives and impairment of long-lived assets. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

      Revenue Recognition.  Revenue is recognized when:

●	persuasive evidence of an arrangement exists;
●	delivery occurs;
●	the sales price is fixed or determinable; and
●	collectibility is reasonably assured.

Revenue is recognized on the sale of goods, when the significant risks and rewards of ownership have been transferred to the buyer upon delivery, provided that we maintain neither managerial involvement to the degree usually associated with ownership, nor effective control over the goods sold.

Changes in Accounting Principles.  No significant changes in accounting principles were adopted during fiscal 2007 and 2008, or during the first nine months ended September 30, 2009, except for the following:

Fair Value Measurements.  SFAS 157, Fair Value Measurements, (“SFAS 157”) is effective for financial assets and liabilities in fiscal years beginning after November 15, 2007, and for non-financial assets and liabilities in fiscal years beginning after November 15, 2008. We adopted SFAS 157 for financial assets and liabilities in fiscal 2008 with no material impact to our financial statements. We are currently evaluating the potential impact of the application of SFAS 157 on our nonfinancial assets and liabilities.

SFAS 157 applies to all assets and liabilities that are being measured and reported on a fair value basis. SFAS 157 requires new disclosure requirements that establish a framework for measuring fair value in U.S. GAAP, and expands disclosure requirements pertaining to fair value measurements. SFAS 157 enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

In determining the appropriate levels, we perform a detailed analysis of the assets and liabilities that are subject to SFAS 157. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3. There were no assets or liabilities measured at fair value as at December 31, 2008.

Fair Value of Financial Instruments.  Fair value represents our best estimate based on a range of methodologies and assumptions. Advances to companies controlled by shareholders and the advances from ultimate shareholders are presumed to have a fair value measured by the cash proceeds exchanged at issuance in accordance with APB-21, “Interest on Receivables and Payables”.

Unrecognized Tax Benefits.  On January 1, 2007, we adopted the provisions of FIN 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”) which is an interpretation of SFAS 109, Accounting for Income Taxes (“SFAS 109”). FIN 48 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon ultimate settlement with a taxing authority, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. Prior to January 1, 2007 and the implementation of FIN 48, we recorded tax contingencies when the exposure item became probable and reasonably estimable, in accordance with SFAS 5, Accounting for Contingencies. The adoption of FIN 48 has not had a material effect on our financial position or results of operations for the years ended December 31, 2008 and 2007.

We do not expect our unrecognized tax benefits to change significantly over the next twelve months.

Classification of Interest and Penalties.  Additionally, FIN 48 requires that we accrue interest and related penalties, if applicable, on all tax positions for which reserves have been established consistent with jurisdictional tax laws.  Our policy to include interest and penalties related to unrecognized tax benefits within the provision for income taxes did not change as a result of adopting FIN 48.

Results of Operations

Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

Revenue.  For the nine months ended September 30, 2009, revenue decreased 14.4% to $30.4 million from $35.5 million during the same period in 2008. The decline in revenue was primarily attributable to the translation effect of a strengthening in the U.S. dollar against the Canadian dollar. This effect was more pronounced due to a decrease in our U.S. dollar denominated revenue during 2009 as compared to the same period in 2008, reflecting an increase in demand fulfilled for products in the Canadian utility market. The remainder of our revenue decline for the period was attributable to the net effect of decreases in transformer unit volume and average selling prices, offset by an increase in the average price per electrical unit of transformation capacity sold.

Gross Margin.  For the nine months ended September 30, 2009, our gross margin percentage increased to 27.4% of revenues, compared to 20.5% during the same period in 2008.  The increase in our gross margin resulted primarily from increases in the sales of larger units to the utility market, more efficient manufacturing and lower material costs as a result of weakening in the U.S. dollar against the Canadian dollar. These positive contributors to our gross margin were partially offset by the translation effect of a strengthening in the U.S. dollar against the Canadian dollar. While most of our operating revenues are denominated in Canadian dollars, a portion of our expenses, including the majority of our costs of goods sold, are denominated and disbursed in U.S. dollars.

 The electrical transformer industry is highly competitive and requires that we expend significant resources.  Our profitability is dependent on a number of factors including a favorable product mix, factory configuration, manufacturing capacity and utilization and prices for various raw material commodities. Accordingly, there can be no assurance that such or other factors will not have a material effect on our gross margin in future periods.

Selling, General and Administrative Expense.  For the nine months ended September 30, 2009, selling, general and administrative (“SG&A”) expense decreased 19.1% to approximately $2.7 million from $3.4 million during the same period in 2008. These cost savings resulted primarily from a large reduction in sales commission expense, driven by the decision to service certain customer accounts in-house rather than through external sales agents. SG&A expense as a percentage of revenue decreased to 8.9% for the nine months ended September 30, 2009, compared to 9.5% for the same period in 2008.

Foreign Exchange (Gain) Loss.  Most of our operating revenues are denominated in Canadian dollars and a material percentage of our expenses are denominated and disbursed in U.S. dollars. Historically we have not engaged in currency hedging activities. Accordingly, fluctuations in the relative value of the U.S. dollar versus the Canadian dollar between the time we initiate and then settle transactions with our customers and suppliers can have an impact on our operating results. For the nine months ended September 30, 2009, the impact of these fluctuations resulted in a loss of approximately $281,000 to operating profit, compared to a gain of $37,000 during the same period of 2008.

Write-down of Advances to Companies Controlled by Shareholders.  During the third quarter of 2008, we wrote down the entire amount of advances we made to certain members of the PT Shareholder, which advances were made to these members as reimbursement for certain advances made by them to a switchgear manufacturing company formerly controlled by the PT Shareholder. This write-down resulted in an operating loss of $0.7 million being recognized for the nine months ended September 30, 2008, as compared to no loss being recognized for the same period in 2009.

Interest and Factoring Fees.  For the nine months ended September 30, 2009, interest and factoring fees decreased 31.2% to approximately $282,000 from $410,000 during the same period in 2008. The decrease in interest and factoring fees was primarily the result of lower average borrowings and interest rates during the nine months ended September 30, 2009, as compared to the same period in 2008.

Provision for Income Taxes.  Our provision for income taxes reflects an effective tax rate on earnings before income taxes of 30.7% compared to 35.7% for the same period in 2008. The decrease in our effective tax rate between 2008 and 2009 is primarily attributable to the non-deductible write-down of advances described earlier in this section that was recognized in the third quarter of 2008.

Net Earnings.  For the nine months ended September 30, 2009, we generated net earnings of $3.4 million, a significant increase over our net earnings of $1.7 million for the same period in 2008. During 2009, our net earnings have benefited from several factors including a favorable product mix that has generated higher gross margins, a weakening in the U.S. dollar as compared to the Canadian dollar and reductions in our SG&A and debt service costs.

Backlog.  Our order backlog at September 30, 2009 was $21.0 million, compared to $19.8 million at December 31, 2008 and $22.7 million at September 30, 2008. New orders placed during the nine months ended September 30, 2009 were $29.4 million, a decrease of 7.0% (or an increase of 6.8% on a constant currency basis) compared to new orders of $31.6 million that were placed during the nine months ended September 30, 2008.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Revenue.  Total revenue decreased 4.6% to $43.9 million in 2008 from $46.0 million in 2007. The decline in revenue during 2008 was primarily attributable to the net effect of a decrease in transformer unit volume sold, offset by an increase in the average price per unit sold. Our product sales mix during 2008 reflected our continuing strategy to emphasize the sale of more highly-engineered transformers which generally command higher selling prices and gross margins, but require longer manufacturing times and thereby reduce overall unit volume.

Gross Margin.  Our gross margin percentage for 2008 increased to 20.5% of revenues compared with 17.8% in 2007. The increase was primarily related to the change in product mix associated with the sale of larger units into the utility market. The electrical transformer industry is highly competitive and requires that we expend significant resources.  Our profitability is dependent on a number of factors including a favorable product mix, factory configuration, manufacturing capacity and utilization and prices for various raw material commodities. Accordingly, there can be no assurance that such or other factors will not have a material effect on our gross margin in future periods.

Selling, General and Administrative Expense.  SG&A expenses increased 5.9% to $4.2 million in 2008, compared to $4.0 million in 2007. This net increase was the result of many individual changes in our costs which included, among the larger changes, increased engineering staff costs (associated with manufacturing larger and more complex units) and lower external sales commission expense. SG&A expenses as a percentage of revenue increased to 9.6% in 2008 from 8.6% in 2007.

Foreign Exchange (Gain) Loss.  Most of our operating revenues are denominated in Canadian dollars and a material percentage of our expenses are denominated and disbursed in U.S. dollars. We have historically not engaged in currency hedging activities. Accordingly, fluctuations in the relative value of the U.S. dollar versus the Canadian dollar between the time we initiate and then settle transactions with our customers and suppliers can have an impact on our operating results. During 2008, the impact of these fluctuations resulted in a gain of $0.1 million to operating profit, compared to a gain of approximately $0.9 million in 2007.

Write-down of Advances to Companies Controlled by Shareholders.  During the third quarter of 2008, we wrote down the entire amount of advances we made to certain members of the PT Shareholder, which advances were made to these members as reimbursement for certain advances made by them to a switchgear manufacturing company formerly controlled by the PT Shareholder. This write-down resulted in an operating loss of $0.7 million being recognized in 2008, as compared to no operating loss being recognized in 2007.

Interest and Factoring Fees.  Interest and factoring fees were approximately $512,000 for 2008, down 21.7% from approximately $654,000 in 2007. The decrease was primarily a result of lower average borrowings and interest rates during 2008.

Provision for Income Taxes.  Our provision for income taxes reflects an effective tax rate on earnings before income taxes of 38.8% in 2008 compared to 74.6% in 2007. Our effective tax rate in 2008 was primarily impacted by the non-deductible write-down of advances described earlier in this section that was recognized during the third quarter. The higher 2007 effective tax rate primarily reflects tax provisions for prior years’ assessments.

Net Earnings.  We generated net earnings of $2.1 million in 2008, compared to $1.1 million in 2007. During 2008 we generated higher gross profits despite lower overall revenue, while leveraging our existing infrastructure to sell increasing volumes of larger and more highly-engineered products.

Backlog.  The order backlog at December 31, 2008 was $19.7 million, down 31.3% (or 15.6% on a constant currency basis) compared to $28.8 million at December 31, 2007. New orders placed during the year were $40.1 million, a decrease of 21.1% (or 21.6% on a constant currency basis) compared to orders during 2007 of $50.9 million.

Liquidity and Capital Resources

General.  At September 30, 2009, we had cash and cash equivalents of approximately $201,000. We have historically met our cash needs through a combination of cash flows from operating activities and bank borrowings. Our cash requirements are generally for operating activities, debt repayment and capital improvements. We believe that working capital, funds available under our credit agreement, and funds generated from operations should be sufficient to finance our cash requirements for anticipated operational activities, capital improvements, repayment of debt and possible future acquisitions through the next 12 months.

Our operating activities generated cash flow of approximately $0.8 million for the nine month period ended September 30, 2009, and used cash of $1.3 million during the same period in the prior year. The principal elements of cash flow from operations for the nine months ended September 30, 2009 included net income of $3.4 million and depreciation of $0.2 million, offset by increased investment in operating working capital elements of $2.8 million.

Cash used in our financing activities was $0.9 million for the nine months ended September 30, 2009, compared to cash generated of approximately $1.5 million during the comparable period of 2008. The principal reason for the decrease in cash from financing activities during 2009 was that we repaid approximately $0.4 million of our bank indebtedness during the nine months ended September 30, 2009, whereas we had borrowed an additional $1.9 million under our credit facility during the nine months ended September 30, 2008.

Cash used in investing activities during the nine months ended September 30, 2009 was approximately $94,000 for additions to property and equipment, compared to $487,000 during the same period in 2008, which consisted of approximately $144,000 in additions to property and equipment and $342,000 in dividend payments to the PT Shareholder.

As of September 30, 2009, current assets exceeded current liabilities by 1.6 times. Current assets increased $3.8 million during the nine months ended September 30, 2009 while current liabilities increased by $0.2 million during the same period. As a result, our working capital increased by $3.6 million to $5.3 million during the nine months ended September 30, 2009.

      Credit Facilities.  As of September 30, 2009, we had a credit facility with our primary lender consisting of a revolving loan of up to approximately $5.8 million bearing interest at the lender’s prime rate plus 1.5% per annum. Our agreement with this lender provides that we continually sell all of our accounts receivable to the lender. To the extent that we draw funds prior to the collection of the accounts receivable (the bank indebtedness), the funds bear interest at the lender’s prime rate plus 1.5% per annum. We are contingently liable for credit risk, merchandise disputes and other claims on accounts receivable sold to the lender and, accordingly, accounts receivable are therefore still presented on our balance sheet. As of September 30, 2009 and December 31, 2008, the amount of the revolving credit line outstanding was approximately $4.2 million and $4.1 million, respectively.

Subsequent to the end of our third quarter ended September 30, 2009, we entered into a financing arrangement with a new primary lender that replaced the credit facility described immediately above. The new credit facility consists of an $8.8 million demand revolving credit facility and a $1.6 million term loan facility. The demand revolving credit facility is subject to margin criteria, and along with the term loan facility bears interest at the lender’s prime lending rate plus 0.75% or the U.S. base rate plus 0.75%. The credit facility is secured by a first-ranking lien in the amount of $9.3 million on all of our assets, a collateral mortgage of $9.3 million on our land and buildings as well as charges against our inventory.

Also subsequent to the end of our third quarter ended September 30, 2009 and in conjunction with the Share Exchange and Private Placement, we drew $2.0 million against our new credit facility to fund a cash dividend to the PT Shareholder. A portion of the proceeds from the Private Placement were then used to repay all amounts outstanding under our credit facility and, as a result, we had no bank indebtedness outstanding as of the closing of the Share Exchange.

Equipment Loans.  As of September 30, 2009, we had equipment loans with an aggregate principal amount outstanding of approximately $160,000, compared to approximately $260,000 outstanding as of December 31, 2008. These equipment loans bear interest at rates varying from 5.93% to 9.93% and are repayable in monthly installments of approximately $15,000 including interest, with a final payment due in December 2010.

Loans from Shareholder. Certain limited partners of the PT Shareholder previously advanced us an aggregate $150,000 at the rate of 12% per annum  with no specific terms of repayment. These advances are not expected to be repaid prior to October 1, 2010.

Factors That May Affect Future Operations

We believe that our future operating results will continue to be subject to quarterly variations based upon a wide variety of factors, including the cyclical nature of the transformer industry and the markets for our products. Our operating results could also be impacted by a weakening of the Canadian dollar, changing customer requirements and exposure to fluctuations in prices of important raw supplies, such as copper, steel and aluminum.  We attempt to minimize these increases through the inclusion of escalation clauses with respect to commodities in our customer contracts. In addition to these measures, we attempt to recover other cost increases through improvements to our manufacturing efficiency and through increases in prices where competitively feasible. Lastly, other economic conditions we cannot foresee may affect customer demand. We predominately sell to customers in the utility market. Accordingly, changes in the condition of any of our customers may have a greater impact than if our sales were more evenly distributed between different end markets.

Off Balance Sheet Transactions and Related Matters

We have no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have, or may have, a material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS 141 (Revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific acquisition related items including:

●	expensing acquisition related costs as incurred;
●	valuing non-controlling interests at fair value at the acquisition date; and
●	expensing restructuring costs associated with an acquired business.

SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R is to be applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009. We expect SFAS 141R will have an impact on our accounting for future business combinations once adopted but the effect is dependent upon the acquisitions that are made in the future.

In December 2007, FASB issued SFAS 160, Non-controlling Interests in Consolidated Financial Statements (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the non-controlling or minority interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the Consolidated Financial Statements and separate from the parent company’s equity. Among other requirements, SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the Consolidated Statement of Operations, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. We expect SFAS 160 will have an impact on our accounting for future business combinations once adopted but the effect is dependent upon the acquisitions that are made in the future.

In March 2008, FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). This standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We are currently evaluating the impact that this statement will have on our disclosures related to derivative instruments and hedging activities.

In May 2008, FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. SFAS 162 shall be effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The adoption of SFAS 162 will not have a material effect on our financial position or results of operations.

In May 2008, FASB issued FSP APB-14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“APB-14-1”). APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. Additionally, APB-14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. APB-14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. The adoption of APB-14-1 is not expected to have a material effect on our financial position or results of operations.

In April 2008, FASB issued SFAS 142-3, Determination of the Useful Life of Intangible Assets (“SFAS 142-3”). SFAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, Goodwill and Other Intangible Assets. SFAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of  SFAS 142-3 is not expected to have a material effect on our financial position or results of operations.

In June 2008, FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“EITF 03-6-1”). EITF 03-6-1 states that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The adoption of EITF 03-6-1 is not expected to have a material effect on our financial position or results of operations.

In June 2008, FASB issued EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock (“EITF 07-5”). EITF 07-5 addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity's own stock. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of EITF 07-5 is not expected to have a material effect on our financial position or results of operations.

In June 2008, FASB issued EITF 08-3, Accounting by Lessees for Non-refundable Maintenance Deposits (“EITF 08-3”). EITF 08-3 prescribes the accounting for all non-refundable maintenance deposits. This EITF is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of EITF 08-3 is not expected to have a material effect on our financial position or results of operations.

In November 2008, FASB issued EITF 08-6, “Equity Method Investment Accounting Considerations” (“EITF 08-6”). This EITF considers whether all of the provisions of SFAS 141R and SFAS 160 should be applied when accounting for an equity method investment. This EITF is effective on a prospective basis in fiscal years beginning on or after December 15, 2008 and interim periods within those fiscal years. The adoption of EITF 08-6 is not expected to have a material effect on our financial position or results of operations.

In November 2008, FASB issued EITF 08-8, Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That Is Based on the Stock of an Entity's Consolidated Subsidiary (“EITF 08-8”). EITF 08-8 addresses the determination of whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity's consolidated subsidiary is indexed to the reporting entity's own stock and therefore should not be precluded from qualifying for the first part of the scope exception in paragraph 11(a) of SFAS 133 or being within the scope of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. EITF 08-8 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The adoption of EITF 08-8 is not expected to have a material effect on our financial position or results of operations.

In December 2008, FASB issued SFAS 132(R)-1, Employers' Disclosures about Postretirement Benefit Plan Assets (“SFAS 132(R)-1”). SFAS 132(R)-1 provides guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. SFAS 132(R)-1 also includes a technical amendment to SFAS 132R, Employer Disclosures about Pensions and Other Postretirement Benefits, that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. SFAS 132(R)-1 is effective for fiscal years ending after December 15, 2008.  The adoption of SFAS 132(R)-1 is not expected to have a material effect on our financial position or results of operations.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business

 Our industry is highly competitive.

            The electrical transformer industry is highly competitive.  Principal competitors in  our markets include Howard Industries, Inc., Carte International, Inc., Partner Technologies, Inc., ABB Transformers, Cooper Industries plc and General Electric Company.  A number of these competitors are significantly larger and have substantially greater resources than we do and are able to achieve greater economies of scale and lower cost structures than us and may, therefore, be able to provide their products to customers at lower prices than we are able to. Moreover, we cannot be certain that our competitors will not develop the expertise, experience and resources to offer products that are superior in both price and quality to our products. Similarly, we cannot be certain that we will be able to maintain or enhance our competitive position within our industry, maintain our customer base at current levels or increase our customer base.

Because we currently derive a significant portion of our revenues from one customer, any decrease in orders from this customer could have an adverse effect on our business, financial condition and operating results.

We depend on Hydro-Quebec for a large portion of our business, and any change in the level of orders from Hydro-Quebec, has, in the past, had a significant impact on our results of operations. In particular, Hydro-Quebec represented a substantial portion of our sales, approximately 26.3% and 33.2% of net sales in the fiscal years ended December 31, 2008 and 2007, respectively.  If Hydro-Quebec were to significantly cancel, delay or reduce the amount of business it does with us, there could be a material adverse effect on our business, financial condition and operating results. Our long term supply agreement for the sale of our products to Hydro-Quebec expires in 2010 and we therefore cannot assure you that Hydro-Quebec will continue to purchase transformers from us in quantities consistent with the past or at all.  In addition, if Hydro-Quebec were to become insolvent or otherwise unable to pay or were to delay payment for services, our business, financial condition and operating results could also be materially adversely affected.

Fluctuations in the price and supply of raw materials used to manufacture our products may reduce our profits.

Our raw material costs represented approximately 70% and 74% of our revenues for the fiscal years ended December 31, 2008 and 2007, respectively. The principal raw materials purchased by us are core steel, copper wire, aluminum strip and insulating materials including transformer oil. We also purchase certain electrical components from a variety of suppliers including bushings, switches, fuses and protectors. These raw materials and components are available from and supplied by numerous sources at competitive prices, although there are more limited sources of supply for electrical core steel and transformer oil. Unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect our profitability. While we do not anticipate significant difficulty fulfilling our raw material purchase requirements and have not experienced any such difficulty in the past three years, we cannot provide any assurances that we will not experience such difficulties in the future.

We may not be able to fully realize the revenue value reported in our backlog.

We have a backlog of work to be completed on contracts. Orders included in our backlog are represented by customer purchase orders and contracts that we believe to be firm. Backlog develops as a result of new business taken, which represents the revenue value of new customer orders received by us during a given period. Backlog consists of customer orders which either (1) have not yet been started or (2) are in progress and are not yet completed. In the latter case, the revenue value reported in backlog is the remaining value associated with work that has not yet been completed. From time to time, customer orders are canceled that appeared to have a high certainty of going forward at the time they were recorded as new business taken. In the event of a customer order cancellation, we may be reimbursed for certain costs but typically have no contractual right to the total revenue reflected in our backlog. In addition to our being unable to recover certain direct costs, canceled customer orders may also result in additional unrecoverable costs due to the resulting underutilization of our assets.

We are subject to pricing pressure from our larger customers.

We face significant pricing pressures in all of our business segments from our larger customers, including Hydro-Quebec. Because of their purchasing size, our larger customers can influence market participants to compete on price terms. Such customers also use their buying power to negotiate lower prices. If we are not able to offset pricing reductions resulting from these pressures by improved operating efficiencies and reduced expenditures, those price reductions may have an adverse impact on our financial results.

Deterioration in the credit quality of several major customers could have a material adverse effect on our operating results and financial condition.

     A significant asset included in our working capital is accounts receivable from customers. If customers responsible for a significant amount of accounts receivable become insolvent or otherwise unable to pay for products and services, or become unwilling or unable to make payments in a timely manner, our operating results and financial condition could be adversely affected. A significant deterioration in the economy could have an adverse effect on the servicing of these accounts receivable, which could result in longer payment cycles, increased collection costs and defaults in excess of management’s expectations. Deterioration in the credit quality of Hydro-Quebec, or of any other major customers, could have a material adverse effect on our operating results and financial condition.

We may face additional impairment charges if economic environments in which our business operates and key economic and business assumptions substantially change.

Assessment of the potential impairment of property, plant and equipment, goodwill and other identifiable intangible assets is an integral part of our normal ongoing review of operations. Testing for potential impairment of long-lived assets is dependent on numerous assumptions and reflects our best estimates at a particular point in time, which may vary from testing date to testing date. The economic environments in which our business operates and key economic and business assumptions with respect to projected product selling prices and materials costs, market growth and inflation rates, can significantly affect the outcome of impairment tests. Estimates based on these assumptions may differ significantly from actual results. Changes in factors and assumptions used in assessing potential impairments can have a significant impact on both the existence and magnitude of impairments, as well as the time at which such impairments are recognized. Future changes in the economic environment and the economic outlook for the assets being evaluated could also result in additional impairment charges. Any significant asset impairments would adversely impact our financial results.

Our operating results may vary significantly from quarter to quarter.

Our quarterly results may be materially and adversely affected by:

●	the timing and volume of work under new agreements;

●	general economic conditions;

●	the spending patterns of customers;

●	customer orders received;

●	losses experienced in our operations not otherwise covered by insurance;

●	a change in the demand or production of our products caused by severe weather conditions;

●	a change in the mix of our customers, contracts and business;

●	increases in design and manufacturing costs; and

●	the ability of customers to pay their invoices owed to us and disagreements with customers related to product performance on delivery.

Accordingly, our operating results in any particular quarter may not be indicative of the results that you can expect for any other quarter or for an entire year.

We rely on third parties whose operations are outside our control.

We rely on arrangements with third-party shippers and carriers such as independent shipping companies for timely delivery of our products to our customers. As a result, we may be subject to carrier disruptions and increased costs due to factors that are beyond our control, including labor strikes, inclement weather, natural disasters and rapidly increasing fuel costs. If the services of any of these third parties become unsatisfactory, we may experience delays in meeting our customers’ product demands and we may not be able to find a suitable replacement on a timely basis or on commercially reasonable terms. Any failure to deliver products to our customers in a timely and accurate manner may damage our reputation and could cause us to lose customers.

We also utilize third party distributors and manufacturer’s representatives to sell, install and service certain of our products. While we are selective in whom we choose to represent us, it is difficult for us to ensure that our distributors and manufacturer’s representatives consistently act in accordance with the standards we set for them. To the extent any of our end-customers have negative experiences with any of our distributors or manufacturer’s representatives, it could reflect poorly on us and damage our reputation, thereby negatively impacting our financial results.

We plan to engage in acquisitions and joint ventures, and may encounter unexpected difficulties identifying, pricing or integrating those businesses.

We seek to grow, in part, through strategic acquisitions that are intended to complement or expand our business, and expect to continue to do so in the future. The success of this strategy will depend on our ability to identify, price, finance and complete these transactions or arrangements. Success will also depend on our ability to integrate the businesses acquired in these transactions. We may encounter unexpected difficulties in completing and integrating acquisitions with our existing operations, and in managing strategic investments.  Furthermore, we may not realize the degree, or timing, of benefits we anticipated when we first entered into a transaction. Any of the foregoing could adversely affect our business and results of operations.

We may be unsuccessful at generating internal growth.

Our ability to generate internal growth will be affected by, among other factors, our ability to attract new customers, increase the number or size of orders received by existing customers, hire and retain employees and increase volume utilizing our existing facilities.  In addition, our customers may reduce the number or size of their orders. Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. If we are unsuccessful, we may not be able to achieve internal growth, expand our operations or grow our business.

The departure of key personnel could disrupt our business.

We depend on the continued efforts of Nathan J. Mazurek, our sole executive officer, and other senior management. We cannot be certain that any individual will continue in such capacity for any particular period of time. The loss of key personnel, or the inability to hire and retain qualified employees, could negatively impact our ability to manage our business.

Our business requires skilled labor, and we may be unable to attract and retain qualified employees.

Our ability to maintain our productivity and profitability will be limited by our ability to employ, train and retain skilled personnel necessary to meet our requirements. We may experience shortages of qualified personnel. We cannot be certain that we will be able to maintain an adequate skilled labor force necessary to operate efficiently and to support our growth strategy or that our labor expenses will not increase as a result of a shortage in the supply of skilled personnel. Labor shortages or increased labor costs could impair our ability to maintain our business or grow our revenues, and may adversely impact our profitability.

Our business operations are dependent upon our ability to engage in successful collective bargaining with our unionized workforce.

Currently, approximately 68% of our workforce is unionized, and we engage in collective bargaining negotiations with the union that represents them. If we are unable to reach agreement with any of our unionized work groups in future negotiations regarding the terms of their collective bargaining agreements, or if additional segments of our workforce become unionized, we may be subject to work interruptions or stoppages. Strikes or labor disputes with our employees may adversely affect our ability to conduct our business.

We carry insurance against many potential liabilities, and our risk management program may leave us exposed to unidentified or unanticipated risks.

            Although we maintain insurance policies with respect to our related exposures, these policies contain deductibles and limits of coverage. We estimate our liabilities for known claims and unpaid claims and expenses based on information available as well as projections for claims incurred but not reported. However, insurance liabilities are difficult to estimate due to various factors. If any of our insurance policies or programs are not effective in mitigating our risks, we may incur losses that are not covered by our insurance policies or that exceed our accruals or that exceed our coverage limits and could adversely impact our consolidated results of operations, cash flows and financial position.

Unforeseen adverse regulatory, environmental, monetary and other governmental policies could have a material adverse effect on our profitability.

We are subject to international, federal, provincial and local laws and regulations governing environmental matters, including emissions to air, discharge to waters and the generation and handling of waste. We are also subject to laws relating to occupational health and safety. The operation of manufacturing plants involves a high level of susceptibility in these areas, and there is no assurance that we will not incur material environmental or occupational health and safety liabilities in the future. Moreover, expectations of remediation expenses could be affected by, and potentially significant expenditures could be required to comply with, environmental regulations and health and safety laws that may be adopted or imposed in the future. Future remediation technology advances could adversely impact expectations of remediation expenses.

Future litigation could impact our financial results and condition.

Our business, results of operations and financial condition could be affected by significant future litigation or claims adverse to us. Types of potential litigation cases include: product liability, contract, employment-related, labor relations, personal injury or property damage, intellectual property, stockholder claims and claims arising from any injury or damage to persons, property or the environment from hazardous substances used, generated or disposed of in the conduct of our business.

Market disruptions caused by the worldwide financial crisis could affect our ability to meet our liquidity needs at reasonable cost and our ability to meet long-term commitments, which could adversely affect our financial condition and results of operations.

We rely on our credit facility with our primary lender, amongst other avenues, to satisfy our liquidity needs. Further disruptions in the credit markets or further deterioration of the banking industry’s financial condition, may discourage or prevent our primary lender and other lenders from meeting their existing lending commitments, extending the terms of such commitments or agreeing to new commitments. Market disruptions may also limit our ability to issue debt securities in the capital markets.  We can provide no assurances that our primary lender or any other lenders we may have will meet their existing commitments or that we will be able to access the credit markets in the future on terms acceptable to us or at all.

Longer term disruptions in the capital and credit markets as a result of uncertainty, reduced financing alternatives or failures of significant financial institutions could adversely affect our access to the liquidity needed for our business. Any disruption could require us to take measures to conserve cash until the market stabilizes or until alternative financing can be arranged. Such measures could include deferring capital expenditures and reducing other discretionary expenditures.

Continued market disruptions could cause a broad economic downturn which may lead to increased incidence of customers’ failure to pay for services delivered, which could adversely affect our financial condition, results of operations and cash flow.

Continued capital market disruptions could result in increased costs related to variable rate debt. As a result, continuation of market disruptions could increase our interest expense and adversely impact our results of operations.

Disruption in the capital markets and its actual or perceived effects on particular businesses and the greater economy also adversely affects the value of the investments held within our pension plans. Significant declines in the value of the investments held within our pension plans may require us to increase contributions to those plans in order to meet future funding requirements if the actual asset returns do not recover these declines in value in the foreseeable future.  These trends may also adversely impact our results of operations, net cash flows and financial positions, including our shareholders’ equity.

Restrictive loan covenants may impact our ability to operate our business and to pursue our business strategies, and our failure to comply with these covenants could result in an acceleration of our indebtedness.

     Our credit facility with our primary lender contains certain covenants that restrict our ability to, among other things:

●	effect an amalgamation, merger or consolidation with any legal entity;
●	cause our subsidiaries to wind up, liquidate or dissolve their affairs;
●	change the nature of our core business;
●
alter our capital structure in a manner that would be materially adverse to our primary lender, undergo a change of control and make investments or advancements to affiliated or related companies without our primary lender’s prior written consent.

     The majority of the liquidity derived from our credit facility is based on availability determined by a borrowing base. Specifically, the availability of credit is dependent upon our eligible receivables, inventory and certain liens. We may not be able to maintain adequate levels of eligible assets to support our required liquidity.

     In addition, our credit facility requires us to meet certain financial ratios. Our ability to meet these financial provisions may be affected by events beyond our control.  If, as or when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, our credit facility, our primary lender could institute foreclosure proceedings against the assets securing borrowings under those facilities for up to $9.3 million, which would harm our business, financial condition and results of operations.

Our revenue may be adversely affected by fluctuations in currency exchange rates.

     Most of our expenditures and revenue will be spent or derived in Canada. However, we report our financial condition and results of operations in U.S. dollars. As a result, fluctuations between the U.S. dollar and the Canadian dollar will impact the amount of our revenues. For example, if the Canadian dollar appreciates relative to the U.S. dollar, the fluctuation will result in a positive impact on the revenues that we report. However, if the Canadian dollar depreciates relative to the U.S. dollar, there will be a negative impact on the revenues we report due to such fluctuation. It is possible that the impact of currency fluctuations will result in a decrease in reported sales even though we have experienced an increase in sales when reported in the Canadian dollar. Conversely, the impact of currency fluctuations may result in an increase in reported sales despite declining sales when reported in the Canadian dollar. The exchange rate from the  U.S. dollar to the Canadian  dollar has fluctuated substantially and may continue to do so in the future. Though we may choose to hedge our exposure to foreign currency exchange rate changes in the future, there is no guarantee such hedging, if undertaken, will be successful.

Risks Relating to Our Organization and Our Common Stock

As of the Share Exchange, we became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

As a result of the Share Exchange, we became a consolidated subsidiary of a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Share Exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Share Exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  In addition, if we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and may adversely affect any market for, and the liquidity of, our common stock.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we became public by means of a reverse acquisition, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse acquisition.”  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Share Exchange company.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
●	sales of our common stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	regulatory developments;
●	economic and other external factors; and
●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

We may not pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has not been a liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  As soon as is practicable, we anticipate applying for listing of our common stock on either the NYSE Amex Equities, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and (iii) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of a registration statement with respect to such shares, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  In addition, the shares of our common stock sold in the Private Placement will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the price of our common stock.

We intend to use the net proceeds from the Private Placement for costs and expenses incurred in connection with the repayment of indebtness, the expansion of our plant in Quebec, Canada, potential acquisitions and general corporate purposes.  However, we do not have more specific plans for the net proceeds from the Private Placement.  Moreover, our management has broad discretion in how we actually use these proceeds.  These proceeds could be applied in ways that do not ultimately improve our operating results or otherwise increase the value of our common stock.

Nathan J. Mazurek, our president and chairman of our board of directors, beneficially owns a substantial portion of our outstanding common stock, which enables him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Nathan J. Mazurek beneficially owns approximately 79.3% of our outstanding shares of common stock. As such, he has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by holders of our common stock, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further approval by holders of our common stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of December 3, 2009 regarding the beneficial ownership of our common stock, taking into account the consummation of the Share Exchange and the closing of the Private Placement, by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group.  Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o Pioneer Power Solutions, Inc., 9 West 57th Street, 26th Floor, New York, New York 10019.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)
5% Owners
Provident Pioneer Partners, L.P.	23,800,000(3)(4)	79.3%
Officers and Directors
Nathan J. Mazurek	23,800,000(4)	79.3%
Raymond Haddad	--	--
James Wilkins	--	--
Yossi Cohn	--	--
David J. Landes	--	--
David Tesler	--	--

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)
Jonathan Tulkoff	--	--
All officers and directors as a group (7 persons)	23,800,000(3)(4)	79.3%
________________

(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.

(2)	Based on 29,000,000 shares of our common stock outstanding immediately following the Share Exchange and Private Placement.

(3)
Nathan J. Mazurek is the majority shareholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has sole voting and investment power over the 22,800,000 shares of common stock and currently exercisable warrant to purchase up to 1,000,000 shares of common stock at an exercise price of $3.25 per share held by Provident Pioneer Partners, L.P.

(4)
Includes (i) 22,800,000 shares of common stock held by Provident Pioneer Partners, L.P. and (ii) a currently exercisable warrant to purchase up to 1,000,000 shares of common stock at an exercise price of $3.25 per share held by Provident Pioneer Partners, L.P.

Executive Officers and Directors

The following persons became our executive officers and directors on December 2, 2009, upon effectiveness of the Share Exchange, and hold the positions set forth opposite their respective names.

Name	Age	Position
Nathan J. Mazurek	47	Chief Executive Officer, President, Chairman, Chief Financial Officer, Secretary and Treasurer
Yossi Cohn	31	Director
David J. Landes	53	Director
David Tesler	36	Director
Jonathan Tulkoff	45	Director

Our directors hold office until the earlier of their death, resignation or removal by stockholders or until their successors have been qualified.  Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies

Directors and Officers

Nathan J. Mazurek has served as our chief executive officer, president, chairman, chief financial officer, treasurer and secretary since the consummation of the Share Exchange on December 2, 2009.  Mr. Mazurek has over 20 years experience in the electrical equipment and components industry.  He has served as the chief executive officer, vice president, sales and marketing and chairman of the board of directors of Pioneer Transformers since 1995.  Mr. Mazurek has served as president of American Circuit Breaker Corp., a manufacturer and distributor of circuit breakers, since 2008 and as president of Aerovox, Inc., a manufacturer of AC film capacitors from 2002 through 2007.  Mr. Mazurek has served as a director of Empire Resources, Inc., a distributor of semi-finished aluminum products, since 1999.  Mr. Mazurek received his BA from Yeshiva College in 1983 and his JD from Georgetown University Law Center in 1986.

Yossi Cohn has served as our director since the consummation of the Share Exchange on December 2, 2009.  Mr. Cohn founded YY Capital Partners, LLC, an investment firm, in 2007 and has served as its co-managing partner since its inception.  He has served as a member of L3G Partners, LLC since June, 2009.  He served as a director of investor relations at IDT Corporation, a NYSE listed telecommunications company, from September 2005 through May 2007.  Prior to joining IDT, Mr. Cohn was a director of research at SAGEN Asset Management, an asset manager of funds of hedge funds, from January 2005 through May 2005.  Mr. Cohn started his career as an analyst in the funds-of-funds investment group of Millburn Ridgefield Corporation, where he worked from March 2004 through January 2005.

David J. Landes has served as our director since the consummation of the Share Exchange on December 2, 2009.  Mr. Landes has served as President of Provident Sunnyside, LLC, and as President of CYMA Investments LLC, for over the past five years and as President of 516 Churchill Associates, LLC since 2005.  Mr. Landes received his BA from Columbia University and his JD from the University of Chicago.

David Tesler has served as our director since the consummation of the Share Exchange on December 2, 2009.  Mr. Tesler has served as chief executive officer of LeaseProbe, LLC, a provider of lease abstracting services, since 2004 and as chief executive officer of RealDiligence, LLC, a financial due diligence company, since 2007. Prior to founding LeaseProbe, LLC, Mr. Tesler practiced law at Skadden Arps Slate Meager & Flom LLP and at Jenkens & Gilchrist, Parker Chapin LLP.  Mr. Tesler received his BA from Yeshiva College, a Master’s degree in Medieval History from Bernard Revel Graduate School and a JD from Benjamin A. Cardozo School of Law.

Jonathan Tulkoff has served as our director since the consummation of the Share Exchange on December 2, 2009.  Mr. Tulkoff has served as president of Uniwire International, Ltd. a steel trading and marketing company, since 1995.

There are no family relationships among any of our directors and executive officers.

Executive Compensation

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by (i) Nathan J. Mazurek, our chief executive officer, president, chairman, chief financial officer, treasurer and secretary, (ii) Raymond Haddad, the vice president, operations, of Pioneer Transformers and (iii) James Wilkins, the vice president, finance, of Pioneer Transformers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	All Other Compensation ($)(1)	Total ($)(1)

Nathan J. Mazurek Chief Executive Officer, President and Chairman	2008	--	--	$274,511 (2)	$274,511
	2007	--	--	$142,236 (3)	$142,236

Raymond Haddad Vice President, Operations	2008	$228,345	$38,422	$15,799 (4)	$282,566
	2007	$206,394	$931	$18,696 (4)	$226,021

James Wilkins Vice President, Finance	2008	$100,194	$10,308	$16,835 (5)	$127,337
	2007	$88,920	$931	$16,723 (5)	$106,574

(1)	Compensation amounts received in non-U.S. currency have been converted into U.S. dollars using the average exchange rate for the applicable year.
(2)	Represents fees earned for consulting services of $150,511 and reimbursement of expenses for an administrative assistant, office space and travel and entertainment of $124,000.
(3)	Represents fees earned for consulting services of $69,236 and reimbursement of expenses for an administrative assistant, office space and travel and entertainment of $73,000.
(4)	Represents car benefits.
(5)	Represents vacation pay and car benefits.

Agreements with Executive Officers

Nathan J. Mazurek

 We have entered into an employment agreement with Mr. Mazurek to serve as our chief executive officer and chief financial officer for a term of three years. Pursuant to this employment agreement, Mr. Mazurek is entitled to receive an annual base salary of $250,000, which shall be increased to $275,000 and $300,000 on the first anniversary and second anniversary, respectively, of the Share Exchange.  Mr. Mazurek is entitled to receive an annual cash bonus at the discretion of our board of directors, or a committee thereof, of up to 50% of his annual base salary.  The bonus shall be prorated for any fiscal year that is less than 12 months due to a change in the fiscal year.  In the event that Mr. Mazurek is terminated without cause, Mr. Mazurek shall be entitled to receive his base salary for the balance of the term of this agreement (assuming Mr. Mazurek’s employment had not been terminated).  This agreement prohibits Mr. Mazurek from competing with us for a period of four years following the date of termination; provided however, that he is prohibited from competing with us for a period of two years in the event he is terminated without cause or due to disability or he voluntarily resigns following a breach by us of this agreement.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by our officers as of December 31, 2008.

2009 Equity Incentive Plan

On December 2, 2009, our board of directors and stockholders adopted the 2009 Stock Incentive Plan (the “2009 Plan”), pursuant to which 1,600,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants and other service providers. The purpose of the 2009 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2009 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, restricted stock, stock appreciation rights, performance unit awards and stock bonus awards. The 2009 Plan will be administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors. No awards have been granted to date under the 2009 Plan.

Retirement Savings Plan

 We provide  retirement benefits to each of our salaried employees whom we permit to participate in our Retirement Savings Plan (the “Retirement Plan”), which is registered as a retirement savings plan, or RSP, under the Income Tax Act (Canada).  An employee must have been employed by us for a period of at least one continuous year to be eligible to participate.  An employee may contribute up to 2.5% of his or her salary into an individual retirement account and we contribute 3.6% of the employee’s salary into his or her account.  The employees invest the monies in their respective accounts in one or more investment funds managed by The Standard Life Assurance Company and its subsidiary, the Standard Life Assurance Company of Canada.  The monies in the retirement accounts are to be used to purchase annuities or registered retirement income funds no later than the end of the year of retirement.   Employees may select annuities that will continue for their lives only, for the lives of their spouses in the event they die before the spouse, or for a specific period of time.

There is no mandatory age of retirement and employees are entitled to receive their pension benefits upon retirement, without reference to the number of years of employment.  If an employee dies before receiving pension benefits, a refund of the value in his funds will be paid to the employee’s beneficiary or estate.

Mr. Haddad received pension benefits of approximately $9,410 and approximately $8,761, respectively, in the fiscal years ended December 31, 2008 and 2007, respectively.  Mr. Wilkins received pension benefits of approximately $4,038 and approximately $3,778, respectively, in the fiscal years ended December 31, 2008 and 2007.

Pension Plan for Hourly Employees

Each of our hourly employees at our manufacturing facility located in Granby, Quebec, Canada, participates in our Pension Plan for Hourly Employees (the “Pension Plan”).  They are typically eligible to receive retirement benefits at age 65 as set forth below:

Retirement on or After	Amount of Pension per Month of Credited Service
June 1, 2004	$24
June 1, 2007	$25
June 1, 2008	$26
June 1, 2009	$27

The maximum age of retirement is 69 and employees who are employed past age 65 receive the actuarial equivalent of the pension accrued to age 65.  The pension is normally payable for the lifetime of the employee.  For employees who have a spouse at retirement, the pension will continue from the date of death for the spouse’s lifetime, at the rate of 60% of the employee’s pension.

Assets held by the Pension Plan are invested in accordance with the provisions of our approved investment policy.  The Pension Plan’s strategic asset allocation was structured to reduce volatility through diversification and enhance return to approximate the amounts and timing of the expected benefit payments.

Director Compensation

In addition to any compensation received for services performed as an executive officer, we intend to pay each director $1,000 per meeting for each board meeting attended and reimbursement for expenses incurred in connection with their service as directors.  We also grant annually to each director options to purchase 2,000 shares of our common stock at an exercise price per share equal to the fair market value price per share of our common stock on the grant date.  The options shall vest on the one year anniversary of the grant date.  During the fiscal years ended December 31, 2008 and 2007, our directors did not receive any compensation from us for their services in such capacity.

Directors’ and Officers’ Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.  In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer, but have not done so to date due to our relatively small size. We intend to adopt a written code of ethics in the near future.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee.  We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.

Certain Relationships and Related Transactions

Nathan J. Mazurek, our chief executive officer, president, chairman, chief financial officer, secretary and treasurer, is the control person of Provident Canada Corp., the general partner of the PT Shareholder.  In 2008 and 2009, Pioneer Transformers paid the PT Shareholder cash dividends of $450,000 and $2,342,000, respectively.  In connection with the 2009 dividends, immediately prior to the Share Exchange and Private Placement, Pioneer Transformers paid the PT Shareholder a cash dividend of $2,000,000 with funds obtained through its revolving credit facility.  Immediately after the closing of the Share Exchange, we repaid the obligations incurred under the revolving credit facility using the proceeds from the Private Placement and, as a result, had no bank indebtedness outstanding following the closing of the Share Exchange.

Pioneer Transformers paid Mr. Mazurek approximately $206,351 from January 1, 2009 through September 30, 2009 as compensation for consulting services and reimbursement of expenses.  Pioneer Transformers paid Mr. Mazurek approximately $274,511 for consulting services and reimbursement of expenses in the fiscal year ended December 31, 2008.

Between 1996 and 2005, each of Mr. Mazurek and Stephen Landes, the brother of David J. Landes, made cash advances to a switchgear company that was a wholly owned subsidiary of the PT Shareholder in the aggregate principal amount of approximately $800,000. These advances were made without any terms of repayment or interest rate. Between 2006 and 2008, the PT Shareholder caused Pioneer Transformers to advance an aggregate of $700,335 to Mr. Mazurek and Stephen Landes as reimbursement for these advances to the switchgear company. In 2008, Pioneer Transformers forgave these advances in full.

Item  3.02        Unregistered Sales of Equity Securities

Sales by Sierra

Sierra completed an offering of 6,000,000 shares of its common stock at a price of $0.001 per share on September 25, 2008 to David Davis, its president, chief executive officer, chief financial officer and secretary-treasurer. The total amount received from that offering was $6,000.  These shares were issued pursuant to Section 4(2) of the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

Sales by Pioneer Power

On December 2, 2009, we sold an aggregate of 5,000,000 shares of common stock to 18 investors in connection with the Private Placement for aggregate gross proceeds of $5,000,000. The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act.  The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

On December 2, 2009, pursuant to the Share Exchange, we issued 22,800,000 shares of common stock and a warrant to purchase up to 1,000,000 shares of common stock at an exercise price of $3.25 per share to the PT Shareholder in exchange for all of the issued and outstanding capital stock of Pioneer Transformers. The PT Shareholder was an “accredited investor,” as that term is defined in Regulation D under the Securities Act at the time of the Share Exchange. The 22,800,000 shares of common stock and the $3.25 Warrant were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

On December 2, 2009, we sold a five-year warrant to purchase up to an aggregate of 1,000,000 shares of common stock of Pioneer Power at an exercise price of $2.00 per share for aggregate gross proceeds of $10,000 to one of our consultants.  Such consultant was an “accredited investor,” as that term is defined in Regulation D under the Securities Act.  This warrant was not registered under the Securities Act, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of unregistered equity securities in connection with the Share Exchange and Private Placement is incorporated by reference into this Item 3.02.

Description of Capital Stock

Authorized Capital Stock

We have authorized 80,000,000 shares of capital stock, par value $0.001 per share, of which 75,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange, and the issuance of 5,000,000 shares of common stock in the Private Placement and the Split-Off, we have issued and outstanding securities on a fully diluted basis as follows:

●	29,000,000 shares of common stock;

●	no shares of preferred stock;

●	a five-year warrant to purchase up to an aggregate of 1,000,000 shares of our common stock at an exercise price of $3.25 per share; and

●	a five-year warrant to purchase up to an aggregate of 1,000,000 shares of our common stock at an exercise price of $2.00 per share.

Common Stock

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series.  Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants

$2.00 Warrant

Immediately following the Share Exchange, we sold a warrant to purchase up to an aggregate of 1,000,000 shares of common stock for a price of $0.01 per warrant. Such warrant provides for the purchase of shares of common stock for five years at an exercise price of $2.00 per share. We are prohibited from effecting the exercise of the warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrant contains provisions that protect its holder against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. If at any time after the one year anniversary of the issuance date of such warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrant, then the holder of such warrant has the right to exercise the warrant by means of a cashless exercise.

$3.25 Warrant

Pursuant to the Share Exchange, we issued a warrant to purchase up to 1,000,000 shares of common stock to the PT Shareholder. Such warrant provides for the purchase of shares of common stock for five years at an exercise price of $3.25 per share. This warrant contains provisions that protect its holder against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. If at any time after the one year anniversary of the issuance date of such warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying such warrant, then the holder shall have the right to exercise this warrant by means of a cashless exercise.

This summary description of the warrants is qualified in its entirety by reference to the Form of $2.00 Warrant attached hereto as Exhibit 10.2 and the Form of $3.25 Warrant attached hereto as Exhibit 10.3.

Options

We have adopted a stock incentive plan that provides for the granting of options to purchase common stock, stock appreciation rights, performance unit awards, restrictive stock awards, and stock bonus awards to designated employees, consultants, officers and directors.  1,600,000 shares of common stock have been reserved for awards under this plan, but no awards have been granted to date.

Dividend Policy

Pioneer Transformers paid the PT Shareholder $2,342,000 in cash dividends in 2009, a $450,000 cash dividend in 2008 and no cash dividend in 2007.  We do not anticipate or contemplate paying cash dividends on our common stock in the foreseeable future.  We currently intend to use all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Registration Rights

We have agreed to use our best efforts to file a registration statement with the SEC within 60 days following the close of the Private Placement covering the resale of the shares of common stock issued in the Private Placement, and to cause such registration statement to be declared effective by the SEC on or before the 180th day following the closing of the Private Placement. If we fail to file a registration statement registering the resale of such shares within the prescribed 60 day period or fail to have such registration statement declared effective within the prescribed 180 day period, then on each such event of default, and on every monthly anniversary thereof, we shall pay to the investors, in cash, a penalty equal to 1% of the dollar amount invested by each investor; provided, however, that we shall not be liable for liquidated damages as to any shares of common stock that (A) are not permitted by the SEC to be included in a registration statement because of the SEC’s application of Rule 415 or (B) can be sold publicly under Rule 144.

We have granted piggy-back registration rights to the 1,000,000 shares of common stock underlying the $2.00 Warrant and the 1,000,000 shares of common stock underlying the $3.25 Warrant.

Lock-up Agreements

All of the shares of common stock issued to the PT Shareholder in connection with the Share Exchange are subject to a lock-up agreement.  The lock-up agreement provides that the PT Shareholder may not, subject to certain exemptions, sell or transfer any of the shares it received in the Share Exchange for a period of 18 months following the Share Exchange.

 This summary description of the lock-up agreement is qualified in its entirety by reference to the Form of Lock-Up Agreement attached hereto as Exhibit 10.4.

Indemnification of Directors and Officers

The Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

       Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	they provide that special meetings of stockholders may be called only by our chairman, our president or by a resolution adopted by a majority of our board of directors;

●
they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and

●	they allow us to issue, without stockholder approval, up to 5,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol SRRC and there is no active trading market for our stock.  We have notified the OTC Bulletin Board of our name change and will obtain a new symbol.  As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the NYSE Amex Equities or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer Inc.  We will serve as warrant agent for the $3.25 Warrant and the $2.00 Warrant.

Item  4.01        Changes in Registrant’s Certifying Accountant.

On December 2, 2009, in connection with the Share Exchange, we dismissed Maddox Ungar Silberstein, PLLC (“Maddox”) as our independent registered public accounting firm.  Maddox had previously been engaged as the principal accountant to audit Pioneer Power’s financial statements (when known as Sierra Concepts, Inc.).  The reason for the dismissal of Maddox is that, following the consummation of the Share Exchange on December 2, 2009, our primary business became the business conducted by Pioneer Transformers.  The independent registered public accountant of Pioneer Transformers is the firm of RSM Richter LLP (“RSM”).  We believe that it is in our best interest to have RSM continue to work with our business, and we therefore retained RSM as our new principal independent registered accounting firm, effective as of December 2, 2009. RSM is located at 2, Place Alexis Nihon, Montreal, Quebec H3Z 3C2, Canada.  The decision to change accountants was approved by our board of directors on December 2, 2009.

The report of Maddox on Pioneer Power’s financial statements for the period from September 16, 2008 (inception) through September 30, 2009 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to Pioneer Power’s ability to continue as a going concern.

From Pioneer Power’s inception through December 2, 2009, there were no disagreements with Maddox on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Maddox, would have caused it to make reference to the matter in connection with its reports.

From Pioneer Power’s inception through December 2, 2009,  we did not consult RSM regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K.

We have made the contents of this Current Report on Form 8-K available to Maddox and requested that Maddox furnish us a letter addressed to the SEC as to whether Maddox agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information.  A copy of Maddox’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item  5.01        Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item  5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our sole officer and director immediately prior to the Share Exchange resigned from all positions with us as of December 2, 2009, effective upon the closing of the Share Exchange.  Pursuant to the terms of the Exchange Agreement, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item  5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2009, Pioneer Power’s board of directors approved the merger of Sierra with and into Pioneer Power, for the purpose of changing our state of incorporation to Delaware from Nevada and changing our name from “Sierra Concepts, Inc.” to “Pioneer Power Solutions, Inc.”  On November 30, 2009, stockholders representing the requisite number of votes necessary to approve the merger and name change took action via written consent, approving such actions.  On November 30, 2009, Sierra was merged with and into Pioneer Power by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and filing Articles of Merger with the Secretary of State of the State of Nevada.  As a result of the merger, the certificate of incorporation and bylaws of Pioneer Power replaced Sierra's articles of incorporation and bylaws.

 On December 2, 2009, Pioneer Power’s board of directors approved a change in fiscal year to a fiscal year ending on December 31 from a fiscal year ending on September 30. Our 2009 fiscal year will end on December 31, 2009.

Item  5.06        Change in Shell Company Status.

Following the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item  9.01        Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), Pioneer Transformers’ audited financial statements for the fiscal years ended December 31, 2008 and 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1 and Pioneer Transformers’ unaudited financial statements for the nine months ended September 30, 2009 are filed in this Current Report on Form 8-K as Exhibit 99.2.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1
Share Exchange Agreement, dated December 2, 2009, by and among Pioneer Power Solutions, Inc., Pioneer Transformers Ltd. and Provident Pioneer Partners, L.P., the holder of all of the outstanding capital stock of Pioneer Transformers Ltd.

3.1	Certificate of Incorporation (Incorporated herein by reference from Exhibit 3.1 to our Form 8-K filed with the SEC on December 2, 2009)

3.2	Bylaws (Incorporated herein by reference from Exhibit 3.2 to our Form 8-K filed with the SEC on December 2, 2009)

10.1	Form of Securities Purchase Agreement

10.2	Form of $2.00 Warrant

Exhibit No.	Description

10.3	Form of $3.25 Warrant

10.4	Form of Lock-up Agreement

10.5	Resignation Letter from David Davis, dated December 2, 2009

10.6	Form of Director and Officer Indemnification Agreement

10.7	Employment Agreement, dated December 2, 2009, by and between Pioneer Power Solutions, Inc. and Nathan J. Mazurek

10.8	Pioneer Power Solutions, Inc. 2009 Equity Incentive Plan

10.9	Form of 2009 Incentive Stock Option Agreement

10.10	Form of 2009 Non-Qualified Stock Option Agreement

10.11	Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations, dated December 2, 2009, by and between Pioneer Power Solutions, Inc. and Sierra Concepts Holdings, Inc.

10.12	Stock Purchase Agreement, dated December 2, 2009, by and between Pioneer Power Solutions, Inc. and David Davis

10.13	Agreement for Authorized Sales Representatives, dated March 1, 1995 by and between Pioneer Transformers Ltd. and CHAZ Sales Corp.

10.14	Agreement for Authorized Sales Representatives, dated April 1, 1996, by and between Pioneer Transformers Ltd. and Virelli & Associates, Inc.

10.15	Agreement for Authorized Sales Representatives, dated September 19, 2003, by and between Pioneer Transformers Ltd. and AESCO Associates Ltd.

10.16	Collective Labour Agreement, dated June 1, 2005, by and between Pioneer Transformers Ltd. and The Steelworkers Union on behalf of Local 9414

10.17	Agreement for Authorized Sales Representatives, dated May 11, 2006, by and between Pioneer Transformers Ltd. and Techno-Contact, Inc.

10.18	Lease Amending Agreement, dated August 1, 2006, by and between Pioneer Transformers Ltd. and 2600 Skymark Investments Inc.

10.19*	Agreement dated September 1, 2006, by and among Pioneer Transformers Ltd., Newfoundland Power, Inc., Maritime Electric Company, Limited, Fortisalberta Inc. and Fortisbc Inc.

10.20	License and Services Agreement, dated May 4, 2007, by and between Pioneer Transformers Ltd. and Oracle Corporation Canada Inc.

10.21	ValuePlan Lease, dated September 27, 2007, by and between Pioneer Transformers Ltd. and IBM Canada Limited

Exhibit No.	Description

10.22	ValuePlan Lease, dated November 22, 2007, by and between Pioneer Transformers Ltd. and IBM Canada Limited

10.23	ValuePlan Lease, dated December 11, 2007, by and between Pioneer Transformers Ltd. and IBM Canada Limited

10.24	ValuePlan Lease, dated December 19, 2007, by and between Pioneer Transformers Ltd. and IBM Canada Limited

10.25*	Agreement dated August 5, 2009, by and between Pioneer Transformers Ltd. and Toronto Hydro-Electric System Limited

10.26*	Agreement dated April 1, 2006, by and between Pioneer Transformers Ltd. and Hydro-Quebec Utility Company

10.27	Commitment Letter, dated July 9, 2009, by and between Pioneer Transformers Ltd. and the Bank of Montreal

16.1	Letter from Maddox Ungar Silberstein, PLLC, dated December 4, 2009

99.1	Pioneer Transformers Ltd. financial statements for the fiscal years ended December 31, 2008 and 2007

99.2	Pioneer Transformers Ltd. unaudited financial statements for the nine months ended September 30, 2009

99.3	Pro forma unaudited consolidated financial statements as of September 30, 2009

*	Confidential treatment has been requested for these exhibits and confidential portions have been filed with the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 7, 2009

PIONEER POWER SOLUTIONS, INC.

By:	/s/ Nathan J. Mazurek
Nathan J. Mazurek
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1
Share Exchange Agreement, dated December 2, 2009, by and among Pioneer Power Solutions, Inc., Pioneer Transformers Ltd. and Provident Pioneer Partners, L.P., the holder of all of the outstanding capital stock of Pioneer Transformers Ltd.

3.1	Certificate of Incorporation (Incorporated herein by reference from Exhibit 3.1 to our Form 8-K filed with the SEC on December 2, 2009)

3.2	Bylaws (Incorporated herein by reference from Exhibit 3.2 to our Form 8-K filed with the SEC on December 2, 2009)

10.1	Form of Securities Purchase Agreement

10.2	Form of $2.00 Warrant

10.3	Form of $3.25 Warrant

10.4	Form of Lock-up Agreement

10.5	Resignation Letter from David Davis, dated December 2, 2009

10.6	Form of Director and Officer Indemnification Agreement

10.7	Employment Agreement, dated December 2, 2009, by and between Pioneer Power Solutions, Inc. and Nathan J. Mazurek

10.8	Pioneer Power Solutions, Inc. 2009 Equity Incentive Plan

10.9	Form of 2009 Incentive Stock Option Agreement

10.10	Form of 2009 Non-Qualified Stock Option Agreement

10.11	Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations, dated December 2, 2009, by and between Pioneer Power Solutions, Inc. and Sierra Concepts Holdings, Inc.

10.12	Stock Purchase Agreement, dated December 2, 2009, by and between Pioneer Power Solutions, Inc. and David Davis

10.13	Agreement for Authorized Sales Representatives, dated March 1, 1995 by and between Pioneer Transformers Ltd. and CHAZ Sales Corp.

10.14	Agreement for Authorized Sales Representatives, dated April 1, 1996, by and between Pioneer Transformers Ltd. and Virelli & Associates, Inc.

Exhibit No.	Description

10.15	Agreement for Authorized Sales Representatives, dated September 19, 2003, by and between Pioneer Transformers Ltd. and AESCO Associates Ltd.

10.16	Collective Labour Agreement, dated June 1, 2005, by and between Pioneer Transformers Ltd. and The Steelworkers Union on behalf of Local 9414

10.17	Agreement for Authorized Sales Representatives, dated May 11, 2006, by and between Pioneer Transformers Ltd. and Techno-Contact, Inc.

10.18	Lease Amending Agreement, dated August 1, 2006, by and between Pioneer Transformers Ltd. and 2600 Skymark Investments Inc.

10.19*	Agreement dated September 1, 2006, by and among Pioneer Transformers Ltd., Newfoundland Power, Inc., Maritime Electric Company, Limited, Fortisalberta Inc. and Fortisbc Inc.

10.20	License and Services Agreement, dated May 4, 2007, by and between Pioneer Transformers Ltd. and Oracle Corporation Canada Inc.

10.21	ValuePlan Lease, dated September 27, 2007, by and between Pioneer Transformers Ltd. and IBM Canada Limited

10.22	ValuePlan Lease, dated November 22, 2007, by and between Pioneer Transformers Ltd. and IBM Canada Limited

10.23	ValuePlan Lease, dated December 11, 2007, by and between Pioneer Transformers Ltd. and IBM Canada Limited

10.24	ValuePlan Lease, dated December 19, 2007, by and between Pioneer Transformers Ltd. and IBM Canada Limited

10.25*	Agreement dated August 5, 2009, by and between Pioneer Transformers Ltd. and Toronto Hydro-Electric System Limited

10.26*	Agreement dated April 1, 2006, by and between Pioneer Transformers Ltd. and Hydro-Quebec Utility Company

10.27	Commitment Letter, dated July 9, 2009, by and between Pioneer Transformers Ltd. and the Bank of Montreal

16.1	Letter from Maddox Ungar Silberstein, PLLC, dated December 4, 2009

99.1	Pioneer Transformers Ltd. financial statements for the fiscal years ended December 31, 2008 and 2007

99.2	Pioneer Transformers Ltd. unaudited financial statements for the nine months ended September 30, 2009

99.3	Pro forma unaudited consolidated financial statements as of September 30, 2009

*	Confidential treatment has been requested for these exhibits and confidential portions have been filed with the SEC